EXHIBIT 10.29

WILLIAM LYON HOMES, INC.

$250,000,000 10 3/4% Senior Notes due 2013

UNDERWRITING AGREEMENT

March 12, 2003

New York, New York

UBS Warburg LLC

299 Park Avenue

New York, New York 10171

Salomon Smith Barney Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

William Lyon Homes, Inc., a California corporation (the “Company”), and each of the Guarantors (as defined herein) (together with the Company, the “Issuers”) agree with you as follows:

1. Issuance of Notes. The Company proposes to issue and sell to UBS Warburg LLC and Salomon Smith Barney Inc. (the “Underwriters”) $250,000,000 aggregate principal amount of 10 3/4% Senior Notes due 2013 (the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Company’s obligations under the Notes and the Indenture will be unconditionally guaranteed (the “Guarantees”) on an unsecured senior basis by each of the entities listed on Schedule I hereto, including, without limitation, William Lyon Homes, a Delaware corporation (“Parent”) (each, a “Guarantor” and collectively the “Guarantors”). All references herein to the Notes include the related Guarantees, unless the context otherwise requires.

The Issuers have filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-98287), including a prospectus, relating to the Notes and the Guarantees, which incorporates by reference documents which the Issuers have filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Issuers have furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses containing the prospectus included in the registration statement and the documents incorporated by reference therein (each such preliminary prospectus being referred to herein as a “Preliminary Prospectus”) relating to the Notes. Except where the context otherwise requires, the registration statement referred to above, as amended when it became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is referred to herein as the “Registration Statement,” and the prospectus included in the Registration Statement, including all documents incorporated therein by reference, in the form filed by the Issuers with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein prior to completion of the offering of the Notes by the Underwriters, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein prior to completion of the offering of the Notes by the Underwriters. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement thereto shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

This Agreement, the Notes, the Guarantees and the Indenture are hereinafter sometimes referred to collectively as the “Note Documents.”

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants of the Underwriters contained in this Agreement, the Company agrees to issue and sell to the Underwriters, and, on the basis of the representations, warranties and covenants of the Issuers contained in this Agreement and subject to the terms and conditions contained in this Agreement, the Underwriters severally agree to purchase from the Company the aggregate principal amount of the Notes set forth opposite their respective names in Schedule II hereto. The purchase price for the Notes shall be 95.743% of their principal amount, plus accrued interest, if any, from March 17, 2003 to the Closing Date (as hereinafter defined). The Issuers are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Notes shall be made at 10:00 a.m., New York City time, on March 17, 2003 (such date and time, the “Closing Date”) at the offices of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Notes may be varied by mutual agreement between the Underwriters and the Company.

One or more of the Notes in global form registered in such names as the Underwriters may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Notes shall be delivered by the Company to the Underwriters (or as the Underwriters direct) for inspection at least one business day prior to the Closing Date, against payment by the Underwriters of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company upon at least one business day’s notice prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Underwriters as follows:

(a) To furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided that no Issuer shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Notwithstanding the foregoing, no Issuer shall be required to qualify the offer and sale of the Notes or the Guarantees in any state if it shall be determined by counsel to the Underwriters that such qualification is preempted by reason of Section 18 of the Act.

(b) To make immediately available to the Underwriters in New York City, and from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; if any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Notes, the Issuers will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

(c) To advise you promptly and (if requested by you) to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules).

(d) To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall reasonably object in writing.

(e) Subject to Section 4(n) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Issuers with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and to promptly notify you of such filing.

(f) If necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act.

(g) To furnish to you promptly for a period of three years from the date of this Agreement (i) copies of any reports or other communications required to be furnished to holders of the Notes pursuant to the Indenture, (ii) copies of documents or reports filed with any national securities exchange on which any class of securities of any Issuer is listed, without exhibits unless requested, and (iii) such other information as you may reasonably request regarding any Issuer.

(h) To advise the Underwriters promptly of the happening of any event within the time during which a Prospectus relating to the Notes is required to be delivered under the Act which could require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission.

(i) To make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than May 15, 2004.

(j) To furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein).

(k) To furnish to you as early as practicable prior to the Closing Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of Parent and the Subsidiaries (as hereinafter defined) which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(b) hereof.

(l) To apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(m) To pay all costs, expenses, fees and taxes (other than any transfer taxes and fees, and disbursements of counsel for the Underwriters except as set forth under Section 6 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange or qualification of the Notes for quotation on the Nasdaq Stock Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Notes by the Corporate Financing Department of the National Association of Securities Dealers, Inc. (the “NASD”), including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the costs and expenses of the Issuers relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Issuers, any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement, (ix) the issuance, transfer and delivery by the Company and the Guarantors of the Notes and the Guarantees, respectively, to the Underwriters, (x) the preparation of certificates for the Notes, (xi) the approval of the Notes by the Depository Trust Company (“DTC”) for book-entry transfer, (xii) the rating of the Notes by rating agencies, (xiii) the fees and expenses of the Trustee and its counsel, and (xiv) the performance of the Issuers’ other obligations under the Note Documents. Except as provided in this Section 4(m) and Section 6, the Issuers shall not be responsible for your expenses, including the expenses of your counsel, and transfer taxes on resale of any of the Notes.

(n) To furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(o) If, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Issuers will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

(p) Until 90 days following the Closing Date, not, without the prior written consent of UBS Warburg LLC, to sell or contract to sell or announce the offering of any debt securities of any of the Issuers with characteristics and terms similar to those of the Notes.

(q) To do and perform all things required to be done and performed under the Note Documents by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Notes.

(r) To comply in all material respects with all of their obligations set forth in the representations letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Notes by DTC for “book-entry” transfer.

5. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to the Underwriters as follows:

(a) The Registration Statement has become effective under the Act and no stop order proceedings with respect thereto are pending or, to the knowledge of the Issuers, threatened under the Act.

(b) The Issuers have not received, and have no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose; each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Notes, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied, when it became effective, complies and will comply in all material respects with the provisions of the Act and the Prospectus will comply in all material respects with the provisions of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not, when it became effective, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through UBS Warburg LLC to the Company expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus; the documents incorporated by reference in each Preliminary Prospectus, the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and at the time they were filed with the Commission did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Issuers have not distributed any offering material in connection with the offering or sale of the Notes other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

(c) The Parent’s capitalization as of December 31, 2002 is as set forth under the heading “Actual” in the section of the Prospectus entitled “Capitalization” and the Parent’s adjusted capitalization at such date, as adjusted to give effect to the sale of the Notes and the application of the proceeds therefrom is as set forth under the heading entitled “As Adjusted” in the section of the Prospectus entitled “Capitalization.” All of the issued and outstanding equity interests of each Issuer have been duly and validly authorized and issued, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right. All of the issued and outstanding equity interests of each Issuer that is a corporation are fully paid and non-assessable.

(d) Each of the Issuers has been duly incorporated or formed, as the case may be, and is validly existing in good standing under the laws of its state of organization or formation (except that Carmel Mountain Ranch in not in good standing in California solely due to the fact that the concept of good standing is not applicable to general partnerships under the laws of the State of California), with full corporate, limited liability company or partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

(e) Each Issuer is duly qualified to do business as a foreign corporation, limited liability company or partnership in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition, results of operation or prospects of Parent and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”), and each Issuer is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Parent has no subsidiaries (as defined in the Prospectus in the section entitled “Description of Notes”) other than those entities listed on Schedule III (collectively, the “Subsidiaries”), which is a true and complete list of each Subsidiary’s jurisdiction of incorporation or formation, its stockholders and the percentage of its equity owned by Parent (directly or indirectly); other than the Subsidiaries, Parent does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than those listed on Schedule IV (collectively, the “Joint Ventures”); complete and correct copies of the certificates of incorporation and of the bylaws of the Issuers and all amendments thereto have been made available to you or your counsel, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued and (except as otherwise described in this Section 5(e) or Schedule III) are owned directly or indirectly by Parent subject to no security interest, other encumbrance or adverse claims; all of the issued and outstanding equity interests of each Subsidiary that is a corporation are fully paid and non-assessable; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except for rights to purchase pursuant the operating agreements of Cerro Plata Associates, LLC and 242 Cerro Plata, LLC.

(f) Each of the Issuers has all requisite power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated by the Note Documents to be consummated by such party and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes and each Guarantor has all requisite power and authority to execute, deliver and perform all its obligations under its Guarantee. Each of the Issuers has duly authorized the execution, delivery and performance of each of the Note Documents to which it is a party. The descriptions of the Notes, the Guarantees and the Indenture in the Registration Statement and Prospectus fairly summarize in all material respects the provisions thereof.

(g) The Indenture, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each Issuer, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought, whether in a court of equity or law (collectively, the “Enforceability Exceptions”).

(h) The Notes, when issued, authenticated by the Trustee and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(i) The Guarantees, when the Guarantees are executed in accordance with the terms of the Indenture and delivered by the Guarantors and the Notes are executed, issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(j) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

(k) No approval, authorization, consent or order of or filing with any governmental or regulatory authority or agency is required in connection with the issuance and sale of the Notes or the consummation by the Issuers of the transactions as contemplated hereby other than such as have been or will be obtained or made under the Act and the Trust Indenture Act of 1939, as amended, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes and Guarantees are being offered by the Underwriters or under the rules and regulations of the NASD.

(l) None of Parent or any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), (C) in violation of any law, statute, rule or regulation applicable to Parent or any Subsidiary or their respective assets or properties, including applicable provisions of the Sarbanes-Oxley Act of 2002, or (D) in violation of any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Parent or any Subsidiary or their respective assets or properties, which in the case of clauses (B), (C) and (D) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(m) The execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or lapse of time or both, would constitute a default) under, or require consent under (that has, if required, not been obtained), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Guarantor pursuant to (A) the charter, bylaws or other constitutive documents of any of the Company or any Guarantor, (B) any of the Agreements and Instruments or any of the agreements of the Joint Ventures, except as would not reasonably be expected to have a Material Adverse Effect, (C) any law, statute, rule or regulation applicable to the Company or any Guarantor or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Guarantor or their respective assets or properties.

(n) Ernst & Young LLP, whose report on the consolidated financial statements of the Parent is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act.

(o) The audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of Parent as of the dates indicated and the consolidated results of operations and cash flows of Parent and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as disclosed therein); the other financial and statistical data with respect to the Parent and the Subsidiaries set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Parent and the Subsidiaries; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required.

(p) Each of the Issuers has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business except in each case to the extent that the failure to hold, file or obtain would not have a Material Adverse Effect. None of the Issuers is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state or local law, regulation or rule or any decree, order or judgment applicable to such Issuer the effect of which could reasonably be expected to have a Material Adverse Effect.

(q) All legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change in the business, properties, management, financial condition, results of operation or prospects of Parent and the Subsidiaries taken as a whole, (ii) any transaction not in the ordinary course of business which is material to Parent and the Subsidiaries taken as a whole that has not been disclosed in the Registration Statement, (iii) any obligation, direct or contingent, which is material to Parent and the Subsidiaries taken as a whole, incurred by Parent or the Subsidiaries that is not in the ordinary course of business or (iv) any change in the capital stock or outstanding indebtedness of Parent or the Subsidiaries except for changes of the types generally disclosed or described in the Registration Statement; none of the Issuers has any material contingent obligation which is not disclosed or described in the Registration Statement.

(s) All material tax returns required to be filed by Parent or any of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(t) Insurance covering Parent’s and each of the Subsidiaries’ properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters is maintained by either Parent, the Company or the Subsidiary itself; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Parent and the Subsidiaries and their businesses; all such insurance is outstanding and fully in force on the date hereof and will be outstanding and duly in force at the Closing Date.

(u) Neither Parent nor any of the Subsidiaries has sustained since the date of the last financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could reasonably be expected to have a Material Adverse Effect.

(v) Except for those contracts or agreements disclosed in the Registration Statement to be terminated or repaid, none of the Issuers has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by any of the Issuers or, to the knowledge of the Issuers after due inquiry, any other party to any such contract or agreement.

(w) Parent and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(y) Neither Parent nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(z) Neither Parent nor any of the Subsidiaries nor, to the Issuers’ knowledge, any employee or agent of Parent or the Subsidiaries, has made any payment of funds of Parent or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or Prospectus.

(aa) (i) Parent or the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets, which the Company believes are necessary for the conduct of its business and which the failure to own, license or have such rights could reasonably be expected to have a Material Adverse Effect (collectively, “Intellectual Property”); (ii) to the knowledge of the Issuers, there are no third parties who have or will be able to establish their rights to any Intellectual Property that could reasonably be expected to have a Material Adverse Effect except for the ownership rights of the owners of the Intellectual Property which is licensed to the Parent or Subsidiaries; (iii) to the knowledge of the Issuers, there is no infringement by third parties of any Intellectual Property that could reasonably be expected to have a Material Adverse Effect; (iv) there is no pending or to the knowledge of the Issuers threatened action, suit, proceeding or claim by others challenging the Issuers’ rights in or to any Intellectual Property that if resolved against the Issuers could reasonably be expected to have a Material Adverse Effect;

(v) there is no pending or to the knowledge of the Issuers threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property that if resolved against the Issuers could reasonably be expected to have a Material Adverse Effect; and (vi) there is no pending or to the Issuers’ knowledge threatened action, suit, proceeding or claim by others that the Issuers infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others that if resolved against the Issuers could reasonably be expected to have a Material Adverse Effect.

(bb) Neither Parent nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not have a Material Adverse Effect individually or in the aggregate to the Parent and the Subsidiaries, (i) there is no unfair labor practice complaint pending or, to the knowledge of the Issuers, threatened against Parent or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, or, to the knowledge of the issuers, threatened against Parent or any of the Subsidiaries that if resolved against Parent or the Subsidiaries could reasonably be expected to have a Material Adverse Effect, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuers, threatened against Parent or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect and (iii) no union representation dispute currently existing concerning the employees of Parent or any of the Subsidiaries. To the best knowledge of the respective managements of Parent or any of the Subsidiaries, (i) no union organizing activities are currently taking place concerning the employees of Parent or any of the Subsidiaries and (ii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of Parent or any of the Subsidiaries, which in either case could reasonably be expected to have a Material Adverse Effect.

(cc) (i) Each of Parent and the Subsidiaries is in compliance with and has no liability under any and all applicable laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements and the common law relating to the protection of public health or the environment or the release or threatened release of hazardous material (including, without limitation, any material, substance, waste, constituent, compound, pollutant or contaminant, including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum product)) (collectively, “Environmental Laws”) and (ii) each of Parent and the Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in the Environmental Laws except in the case of clauses (i) and (ii) when such failure to comply or liability would not have a Material Adverse Effect.

(dd) In the ordinary course of their respective businesses, Parent and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its respective businesses, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); there are no past or present events, conditions, activities, practices, actions, or plans relating to the business operations or properties of Parent or any of the Subsidiaries that could be reasonably expected to interfere with or prevent compliance or continued compliance with the Environmental Laws and to have a Material Adverse Effect, or which could be reasonably expected to give rise to any liability based on or related to the Environmental Laws having a Material Adverse Effect.

(ee) Parent and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by each of them as of the dates set forth in the Prospectus, except as sold or disposed of in the ordinary course of business and free and clear of all liens, claims, security interests or other encumbrances, except as described in the Prospectus or arising in the ordinary course of business; all the property described in the Registration Statement and the Prospectus as being held under lease by Parent or a Subsidiary is held thereby under valid, subsisting and enforceable leases.

(ff) All material taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Notes shall have been paid by or on behalf of the Issuers at or prior to the Closing Date.

(gg) Except as set forth in the Registration Statement and Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which Parent or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Parent or any Subsidiary is or may be subject that (x) in the case of clause (i) above, if determined adversely to Parent or any Subsidiary, could, individually or in the aggregate, reasonably be expected (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents and (y) in the case of clauses (ii) and (iii) above, could, individually or in the aggregate, reasonably be expected (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes or the Guarantees in any jurisdiction.

(hh) None of Parent or any Subsidiary is, or after giving effect to the offering and sale of the Notes will be, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(ii) None of Parent or any Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

(jj) As of the date hereof (immediately prior to and after giving effect to the issuance of the Notes and the use of proceeds) the Company and each Guarantor are and will be Solvent. No Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency law or the liquidating of all or a substantial portion of its property, and no Issuer has knowledge of any person contemplating the filing of any such petition against any Issuer. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities at fair valuation, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (iv) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (v) such person is able to pay its debts as they become due and payable.

(kk) Except as described in the section entitled “Underwriting” in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between Parent or any Subsidiary and any other person other than the Underwriters that would give rise to a valid claim against Parent, any Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(ll) The Issuers and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act.

(mm) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

(nn) Parent’s guarantees of the credit facilities between DV I Thousand Oaks, L.P. and Bank One, N.A. and between Valencia Partners, L.P. and Bank One, N.A. that would by their terms spring into effect upon the redemption of Parent’s 12 ½% Senior Notes due July 1, 2003 will be terminated upon the Closing Date.

(oo) None of the Issuers nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

Each certificate or document signed by any officer of the Issuers and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Underwriters as to the matters covered by such certificate or document. The Issuers acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 of this Agreement, counsel to the Issuers and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

6. Reimbursement of Underwriters’ Expenses. If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Issuers shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Issuers on the date hereof and at the Closing Date, and the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Issuers shall furnish to you at the Closing Date an opinion of Irell & Manella LLP, counsel for the Issuers, addressed to the Underwriters substantially in the form of Exhibit A hereto, dated the Closing Date and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters.

(b) The Issuers shall furnish to you at the Closing Date an opinion of Bryan Cave LLP, Arizona counsel to Mountain Gate Ventures, Inc. and William Lyon Southwest, Inc., addressed to the Underwriters substantially in the form of Exhibit B hereto, dated the Closing Date and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters.

(c) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the Closing Date and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg LLC.

(d) You shall have received at the Closing Date the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the Closing Date, as to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(e) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Underwriters reasonably objected in writing.

(f) If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(g) All filings with the Commission required by Rule 424 under the Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(h) Prior to the Closing Date (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and be remaining in effect and no proceedings initiated under Section 8(d) or 8(e) of the Act shall be pending; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the Closing Date no material adverse change, financial or otherwise, in the business, assets, properties, prospects, condition or results of operations of Parent and the Subsidiaries, taken as a whole, shall have occurred or become known to the Issuers.

(j) The Company shall have delivered to you on the Closing Date a certificate signed by two of its executive officers to the effect that the representations and warranties of each Issuer as set forth in this Agreement are true and correct as of the date hereof and such date, that each Issuer has performed such of its obligations under this Agreement as are to be performed at or before the Closing Date and that the conditions set forth in paragraphs (h) and (i) of this Section 7 have been satisfied.

(k) Between the time of execution of this Agreement and the Closing Date, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any surveillance or review or possible change that does not indicate an improvement, in the rating accorded any securities of, or guaranteed by, Parent or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

(l) All agreements set forth in the representation letter to the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with.

(m) The Notes shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(n) All of Parent’s 12 ½% Senior Notes due July 1, 2003 shall have been either (i) repurchased and cancelled on the Closing Date or (ii) called for redemption with sufficient funds to redeem such called notes being deposited with the trustee under the indenture governing such notes on the Closing Date.

(o) Prior to the Closing Date, the Issuers shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Warburg LLC, if, since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse change (financial or otherwise) or any development involving a prospective material adverse change (financial or otherwise) occurs, in the business, assets, properties, prospects, condition or results of operations of the Parent and the Subsidiaries, taken as a whole, which would, in the judgment of UBS Warburg LLC, make it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated by the Registration Statement and the Prospectus, or (z) (i) there shall have occurred any downgrading, or any notice shall have been given of (A) any intended or potential downgrading or (B) any surveillance or review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by Parent or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act, or (ii) if, at any time prior to the Closing Date (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange has occurred, (b) a suspension or material limitation in trading of Parent’s securities on the New York Stock Exchange has occurred, (c) a general moratorium on commercial banking activities has been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, (d) there is an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (e) there occurs any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, of such magnitude in its effect on the financial markets of the United States as, in each of clauses (a) through (e), in the judgment of UBS Warburg LLC, would make it impracticable to market the Notes on the terms and in the manner contemplated by the Registration Statement and the Prospectus.

If UBS Warburg LLC elects to terminate this Agreement as provided in this Section 8, the Issuers and each other Underwriter shall be notified promptly by letter or telegram.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Issuers shall be unable to comply with any of the terms of this Agreement, the Issuers shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Issuers under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8, if any Underwriter shall default in its obligation to take up and pay for the Notes (together with the Guarantee endorsed thereon) to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate principal amount of Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Notes they are obligated to purchase pursuant to Section 2 hereof) the aggregate principal amount of Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Notes set opposite the names of such non-defaulting Underwriters in Schedule II.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder unless all of the Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Closing Date for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule II.

If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the aggregate principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Issuers to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Issuers. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution. (a) Each of the Issuers, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Issuers) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Issuers), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through UBS Warburg LLC to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Issuers pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Issuers shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Issuers from any liability which the Issuers may have to any Underwriter or any such person or otherwise, other than pursuant to Section 10(a) to the extent that the Issuers are materially prejudiced as a result of such omission to so notify. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Issuers in connection with the defense of such Proceeding or the Issuers shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Issuers (in which case the Issuers shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Issuers and paid as incurred (it being understood, however, that the Issuers shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Issuers shall not be liable for any settlement of any Proceeding effected without the written consent of the Company but if settled with the written consent of the Company, the Issuers, jointly and severally, agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the Company’s written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Issuers, their directors and officers, and any person who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Issuers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through UBS Warburg LLC to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Issuers) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, it being understood and agreed that the only such information furnished by or on behalf of each Underwriter consists of the third, fifth and sixth paragraphs under the caption “Underwriting” in the Prospectus.

If any Proceeding is brought against the Issuers or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph,

the Issuers or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Issuers or any such person or otherwise, other than pursuant to Section 10(b) to the extent that such Underwriter is materially prejudiced as a result of such omission to so notify. The Issuers or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Issuers or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Issuers and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative fault of the Issuers on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Issuers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Issuers contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Issuers, their directors or officers or any person who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Issuers and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Issuers, against any of the Issuers’ officers or directors, in connection with the issuance and sale of the Notes, or in connection with the Registration Statement or Prospectus.

11. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered, or telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (telephone: (212) 821-3000, fax: (212) 821-6890), Attention: Syndicate Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (telephone: (212) 701-3000, fax: (212) 269-5420), Attention: Daniel J. Zubkoff, Esq., and shall be sent for informational purposes only, and shall not constitute notice, to UBS Warburg LLC, 677 Washington Blvd., Stamford, Connecticut 06901 (telephone: (203) 719-3000, fax: (203) 719-0680), Attention: Legal Department; and if sent to the Issuers, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to William Lyon Homes, Inc., 4490 Von Karman, Newport Beach, CA 92660 (telephone: (949) 833-3600, fax: (949) 252-2575), Attention: Michael Grubbs, with a copy to Irell & Manella LLP, 840 Newport Center Drive, Suite 400, Newport Beach, CA 92660-6324 (telephone: (949) 760-0991, fax: (949) 760-5200), Attention: Meredith Jackson, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters and each of the Issuers (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers, jointly and severally, agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Issuers and to the extent provided in Section 10 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Issuers and their successors and assigns and any successor or assign of any substantial portion of the Issuers’ and any of the Underwriters’ respective businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Issuers and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Underwriters.

Very truly yours,

WILLIAM LYON HOMES, INC.

By:	/s/ WADE H. CABLE
	Name:	Wade H. Cable
	Title:	President

By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

WILLIAM LYON HOMES
MOUNTAIN GATE VENTURES, INC.
PH-LP VENTURES
PH-RIELLY VENTURES
PH VENTURES-SAN JOSE
PRESLEY CMR, INC.
PRESLEY HOMES
SYCAMORE CC, INC.
WILLIAM LYON SOUTHWEST, INC.

By:	/s/ WADE H. CABLE
	Name:	Wade H. Cable
	Title:	President

By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

CALIFORNIA EQUITY FUNDING, INC.

By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

By:	/s/ W. DOUGLASS HARRIS
	Name:	W. Douglass Harris
	Title:	Vice President

CARMEL MOUNTAIN RANCH

By:	William Lyon Homes, Inc., a general partner

	By:	/s/ WADE H. CABLE
	Name:	Wade H. Cable
	Title:	President

	By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

DUXFORD FINANCIAL, INC.

By:	/s/ WADE H. CABLE
	Name:	Wade H. Cable
	Title:	Executive Vice President

By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

HSP, INC.

By:	/s/ RICHARD S. ROBINSON
	Name:		Richard S. Robinson
	Title:		Senior Vice President

By:	/s/ W. DOUGLASS HARRIS
	Name:		W. Douglass Harris
	Title:		Treasurer

OX I OXNARD, L.P.

By:	William Lyon Homes, Inc., its general partner

	By:	/s/ WADE H. CABLE
		Name:	Wade H. Cable
		Title:	President

	By:	/s/ MICHAEL D. GRUBBS
		Name:	Michael D. Grubbs
		Title:	Senior Vice President

ST. HELENA WESTMINSTER ESTATES, LLC

By:	William Lyon Homes, Inc., its sole member

	By:	/s/ WADE H. CABLE
		Name:	Wade H. Cable
		Title:	President

	By:	/s/ MICHAEL D. GRUBBS
		Name:	Michael D. Grubbs
		Title:	Senior Vice President

Confirmed and accepted as of the date first above written: UBS WARBURG LLC

By:	/s/ ADAM REEDER

Name: Adam Reeder Title: Managing Director

By:	/s/ ROBERT CROWLEY

Name: Robert Crowley Title: Executive Director
SALOMON SMITH BARNEY INC.

By:	/s/ VIGNESH NAGENTHRAM

Name: Vignesh Nagenthram Title: Vice President

Schedule I

Guarantors

William Lyon Homes

California Equity Funding, Inc.

PH - LP Ventures

Duxford Financial, Inc.

Sycamore CC, Inc.

Presley CMR, Inc.

William Lyon Southwest, Inc.

PH -Reilly Ventures

Mountain Gate Ventures, Inc.

OX I Oxnard, L.P.

Presley Homes

HSP, Inc.

PH Ventures - San Jose

Carmel Mountain Ranch

St. Helena Westminster Estates, LLC

Schedule II

Underwriters	Principal Amount of Notes
UBS Warburg LLC	$187,500,000
Salomon Smith Barney Inc.	$ 62,500,000
Total	$250,000,000

Schedule III

Subsidiary	Jurisdiction of Incorporation or Formation	Stockholders	% Owned by Parent (directly or indirectly)
William Lyon Homes, Inc.	California	William Lyon Homes (Del.)	100%
California Equity Funding, Inc.	California	William Lyon Homes (Del.)	100%
Duxford Financial, Inc.	California	William Lyon Homes (Del.)	100%
Presley Homes	California	William Lyon Homes, Inc. (CA)	100%
HSP, Inc.	California	William Lyon Homes, Inc. (CA)	100%
PH Ventures - San Jose	California	William Lyon Homes, Inc. (CA)	100%
Duxford Title Reinsurance Co.	Vermont	William Lyon Homes, Inc. (CA)	100%
Sycamore CC, Inc.	California	William Lyon Homes, Inc. (CA)	100%
Presley CMR, Inc.	California	William Lyon Homes, Inc. (CA)	100%
Carmel Mountain Ranch	California	William Lyon Homes, Inc. (CA) Presley CMR, Inc.	50% 50%
OX I Oxnard, L.P.	California	Presley CMR, Inc. William Lyon Homes, Inc. (CA)	99% 1%
PH - LP Ventures	California	William Lyon Homes, Inc. (CA)	100%
St. Helena Westminster Estates, LLC	Delaware	William Lyon Homes, Inc. (CA)	100%

William Lyon Southwest, Inc.	Arizona	William Lyon Homes, Inc. (CA)	100%
PH-Reilly Ventures	California	William Lyon Homes, Inc. (CA)	100%
Mountain Gate Ventures, Inc.	Arizona	William Lyon Homes, Inc. (CA)	100%
Fairway Farms, LLC	Arizona	Mountain Gate Ventures, Inc.	77%
Cerro Plata Associates, LLC	Delaware	William Lyon Homes, Inc. (CA)	13%
242 Cerro Plata, LLC	Delaware	William Lyon Homes, Inc. (CA)	12.5%

Schedule IV

Entity	Description of Equity Interest
Bayport Mortgage, L.P.	general partnership interest
California Pacific Mortgage, L.P.	general partnership interest
Duxford Escrow, Inc.	common stock
Laurel Creek Associates, LLC	membership interest
Reston Associates, LLC	membership interest
Hampton Road Associates, LLC	membership interest
Henry Ranch, LLC	membership interest
Otay R-29, LLC	membership interest
4S Lot 12, LLC	membership interest
4S Lots 2 & 8, LLC	membership interest
White Cloud Estates-Simi Valley, L.P.	general partnership interest
Meadowlark - San Marcos, L.P.	general partnership interest
CP at Forster Ranch, L.P.	general partnership interest
Valencia Partners, L.P.	general partnership interest
Brentwood Legends, L.P.	general partnership interest
Lyon Harada, L.P.	general partnership interest
Lyon Morgan Creek, L.P.	general partnership interest
Lyon Waterfront, LLC	membership interest
PLC/Lyon Waterfront Residential, LLC	membership interest
Summerlane-HB, L.P.	general partnership interest
Atlanta & Beach, L.P.	general partnership interest
Woodlake, L.P.	general partnership interest
Stonebriar, L.P.	general partnership interest
DV I Thousand Oaks, L.P.	general partnership interest
OX II Oxnard, L.P.	general partnership interest
Lyon Moorpark, L.P.	general partnership interest
Hercules Overlook, L.P.	general partnership interest
Valencia II Associates, LLC	membership interest
Tustin Villas Partners, LLC	membership interest

Marble Mountain Partners, LLC	membership interest
Tustin Vistas Partners, LLC	membership interest
Lyon East Garrison Company, LLC	membership interest

Exhibit A

FORM OF OPINION OF IRELL & MANELLA LLP

1. Each of Parent and the Company is incorporated and validly existing as a corporation under the laws of its state of incorporation, with requisite corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute, deliver and perform its obligations under the Underwriting Agreement (the “Agreement”) and the Indenture and to issue, sell and deliver the Notes (or in the case of Parent, to issue and deliver its Guarantee) as contemplated by the Agreement.

2. Each Guarantor that has been incorporated or formed under the laws of the State of California (each, a “California Guarantor” and collectively, the “California Guarantors”) is incorporated or formed under the laws of the State of California, as the case may be, and is validly existing under the laws of California, with requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute, deliver and perform its obligations under the Agreement, the Indenture and its Guarantee.

3. Parent and each Subsidiary incorporated or formed under the laws of the State of California (each, a “California Subsidiary” and collectively, the “California Subsidiaries”) are duly qualified to do business as a foreign corporation or other entity by, and are in good standing in, each jurisdiction listed opposite their names on Schedule 1 hereto as a jurisdiction in which they conduct their respective businesses (which we understand from the Company are the only jurisdictions in which they own or lease real property or maintain an office or in which such qualification is otherwise necessary).

4. The Agreement has been duly authorized, executed and delivered by each of Parent, the Company and the California Guarantors (each, a “Subject Issuer” and collectively, the “Subject Issuers”).

5. The Indenture has been duly authorized, executed and delivered by each of the Subject Issuers and constitutes a valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms; and the Indenture has been duly qualified under the Trust Indenture Act.

6. The Notes have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee and delivered by the Company against payment by the Underwriters in accordance with the terms of the Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and are entitled to the benefits provided by the Indenture; and the descriptions of the Notes and the Indenture in the Registration Statement and Prospectus fairly summarize in all material respects the provisions thereof.

7. Parent and each of the California Guarantors have duly authorized, executed and delivered the Guarantee to which it is a party, and, when the Notes are executed, issued and authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of the Agreement and the Indenture, the respective Guarantee issued by each such Guarantor will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, and the description of the Guarantees in the Registration Statement fairly summarize in all material respects the provisions thereof.

8. Parent’s authorized capitalization as of December 31, 2002 is as set forth in the Registration Statement and the Prospectus under the heading “Actual” in the section entitled “Capitalization”.

9. All of the outstanding shares of capital stock of each of the California and Delaware Subsidiaries (including the Company) have been duly authorized and validly issued, and, except as otherwise stated in the Registration Statement, are owned of record directly by Parent or a Subsidiary, in each case, to our knowledge, subject to no security interest, other encumbrance or adverse claim; and, to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the California and Delaware Subsidiaries are outstanding, except for rights to purchase pursuant the operating agreements of Cerro Plata Associates, LLC and 242 Cerro Plata, LLC. All of the outstanding shares of capital stock of each of the corporate California Subsidiaries are fully paid and non-assessable.

10. The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act.

11. The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto have been instituted or threatened by the Commission under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424.

12. No approval, authorization, consent or order of or filing with any governmental authority or agency of the United States or of the State of California or, pursuant to the Delaware General Corporation Law (“DGCL”), the State of Delaware, that in our experience is customarily applicable to transactions of the sort contemplated by the Agreement and that has not been obtained is required in connection with the issuance and sale of the Notes by the Company or the consummation by the Subject Issuers of the transactions as contemplated by the Agreement other than (a) such as have been obtained or made under the Act and the Trust Indenture Act and (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes and Guarantees are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc.

13. The execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or lapse of time or both, would constitute a default) under, or require consent under (that has, if required, not been obtained), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Parent, the Company or any California Guarantor pursuant to (A) the charter, bylaws or partnership agreement, as applicable, of any of Parent, the Company or any California Guarantor, (B) any of the Agreements and Instruments that are listed as an exhibit to Parent’s Form 10-K for the year ended December 31, 2002 or are listed on Schedule 1 hereto, or any of the agreements of the Joint Ventures, except as would not reasonably be expected to have a Material Adverse Effect, (C) any law, statute, rule or regulation of the United States, the State of California or the DGCL (other than any state securities or blue sky laws) that in our experience is customarily applicable to transactions of the sort contemplated by the Agreement or (D), to our knowledge, any judgment, order or decree of any domestic court or governmental agency or authority having jurisdiction over Parent, the Company or any California Guarantor or their respective assets or properties.

14. To our knowledge, there are no contracts, licenses, agreements, leases or documents which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described.

15. To our knowledge, there are no actions, suits, claims, investigations or proceedings pending, formally threatened or threatened in writing to which Parent or any of the Subsidiaries is subject or of which any of their respective properties is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described.

16. The documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed) with the Commission, complied on their face as to form in all material respects with the Exchange Act (except (i) as to the financial statements and schedules and other financial data contained or incorporated by reference therein as to which we need express no opinion and (ii) we express no opinion with respect to documents that themselves are incorporated by reference in the documents referred to in this paragraph).

17. None of Parent or any Subsidiary is, or after giving effect to the offering and sale of the Notes will be, an “investment company” or a company “controlled” by an

“investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

18. Those statements in the Registration Statement and the Prospectus under the sections entitled “Description of certain indebtedness” and “United States federal income tax considerations for non-U.S. holders of the notes” that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to the statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

19. No person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel to have any securities issued by Parent and the Subsidiaries and owned by them registered pursuant to the Act, included in the Registration Statement or sold in the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the transactions contemplated by the Agreement or other wise, except for such rights as have been complied with or waived.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants of the Issuers and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs 6, 7, 8 and 18 above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

Exhibit B

FORM OF OPINION OF BRYAN CAVE LLP

1. Each Guarantor that has been incorporated under the laws of the State of Arizona (each, an “Arizona Guarantor” and collectively, the “Arizona Guarantors”) is duly incorporated under the laws of the State of Arizona and is validly existing under the laws of Arizona, with requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute, deliver and perform its obligations under the Agreement, the Indenture and its Guarantee.

2. Each Subsidiary incorporated or formed under the laws of the State of Arizona (each, an “Arizona Subsidiary” and collectively, the “Arizona Subsidiaries”) is duly qualified or licensed by each jurisdiction in which it conducts its business and in which the failure, individually or in the aggregate, to be so licensed or qualified would reasonably be expected to have a Material Adverse Effect, and the Arizona Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary and in which the failure, individually or in the aggregate, to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect, except for Fairway Farms, LLC, which is not in good standing because it has filed that certain Notice of Winding Up filed with the Arizona Corporate Commission on January 16, 2003.

3. The Agreement has been duly authorized, executed and delivered by each of the Arizona Guarantors.

4. The Indenture has been duly authorized, executed and delivered by each of the Arizona Guarantors.

5. Each of the Arizona Guarantors has duly authorized, executed and delivered the Guarantee to which it is a party.

6. All of the outstanding shares of capital stock or ownership interests of each of the Arizona Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement or Schedule III to the Agreement, are owned of record directly by Parent or a Subsidiary, in each case, to our knowledge, subject to no security interest, other encumbrance or adverse claim; and to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Arizona Subsidiaries are outstanding.

7. No approval, authorization, consent or order of or filing with any governmental authority or agency of the State of Arizona that in our experience is customarily applicable to transactions of the sort contemplated by the Agreement and that has not been obtained is required in connection with the issuance and sale of the Notes by the Company or the consummation by the Issuers of the transactions as contemplated by the Agreement other than (A) such as have been obtained or made and (B) any necessary qualification under the securities or blue sky laws.

8. The execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or lapse of time or both, would constitute a default) under, or require consent under (that has, if required, not been obtained), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any Arizona Guarantor pursuant to (A) the charter, bylaws or partnership agreement, as applicable, of any Arizona Guarantor, (B) any law, statute, rule or regulation of the United States or the State of Arizona that in our experience is customarily applicable to transactions of the sort contemplated by the Agreement or (C), to our knowledge, any judgment, order or decree of any domestic court or governmental agency or authority having jurisdiction over any Arizona Guarantor or their respective assets or properties.